Exhibit 3.1

BY-LAWS

OF

ABBOTT LABORATORIES

Adopted by the Board of Directors
of Abbott Laboratories at the
Annual Meeting, April 11, 1963
as amended and restated, effective February 16, 2017

BY-LAWS OF ABBOTT LABORATORIES

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Illinois shall be located at the intersection of State Routes 43 and 137 in the County of Lake.  The Corporation may have such other offices either within or without the State of Illinois as the business of the Corporation may require from time to time.

The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Illinois.  The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION 1                               ANNUAL MEETING; TRANSACTION OF BUSINESS, NOMINATION OF DIRECTORS.  The annual meeting of the shareholders shall be held at such place, on such date and at such time as shall be designated from time to time by the Board of Directors.  The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as is brought properly before the meeting in accordance with these By-Laws.  If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been brought properly before the meeting.  For nominations to be made properly at an annual meeting, and proposals of other business to be brought properly before an annual meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought properly before the annual meeting by or at the direction of the Board of Directors, or (c) otherwise requested properly to be brought before the annual meeting by a shareholder who (i) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such annual meeting, on the date such shareholder provides timely notice to the Corporation as provided herein and on the date of the annual meeting and (ii) complies with the notice requirements set forth in this Section 1.

In addition to any other applicable requirements, for nominations to be made properly at an annual meeting by a shareholder, and proposals of other business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary.  To be timely, a shareholder’s notice to the Secretary must be delivered to and received at the principal executive office of the Corporation not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be so delivered and received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the annual meeting was made, whichever first occurs.  Neither any adjournment or postponement of an annual meeting, nor the public announcement thereof, shall commence a new time period for the giving of a shareholder’s notice pursuant to the preceding sentence.  In addition to being timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not more than five business days after the record date for the meeting, and not less than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any shareholder or other person to change or add any proposed nominee for director or other proposed business or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect.

A shareholder’s notice to the Secretary (whether given pursuant to this Section 1 or Section 2 of Article II) shall include the following, as applicable:

(1)                                 As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith (each a “Proposing Party” and, collectively, the “Proposing Parties”); (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each of the Proposing Parties, (B) (x) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (y) any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or (z) any contract, derivative, swap or other agreement, transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including where the value of such contract, derivative, swap or other agreement, transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, in each of clauses (x), (y) and (z) whether or not such instrument, contract or right may be settled in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether a Proposing Party may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative

Instrument”) directly or indirectly owned beneficially by any of the Proposing Parties, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which any of the Proposing Parties has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any of the Proposing Parties, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Party with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by any of the Proposing Parties that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which any of the Proposing Parties is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or similar entity, (G) any performance related fees (other than an asset-based fee) that any of the Proposing Parties are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Proposing Party’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any of the Proposing Parties, and (I) any direct or indirect interest of any of the Proposing Parties in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (iii) any other information relating to each of the Proposing Parties that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

(2)                                 If the notice relates to any business other than a nomination of a Director or Directors that the shareholder proposes to bring before the meeting, the notice must, in addition to the matters set forth in paragraph (1) above, also set forth:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment); (iii) any material interest of the shareholder in such business; and (iv) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(3)                                 As to any person the shareholder proposes to nominate for election or reelection to the Board of Directors, the shareholder’s notice must, in addition to the matters set forth in paragraph (1) above, set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material financial agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any of the Proposing Parties, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any of the Proposing Parties were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant; and

(4)                                 With respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (1) and (3) above, also include a completed and signed questionnaire, representation and agreement as set forth below in this Section 1 of these By-Laws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

To be eligible to be a nominee for election or reelection as a Director of the Corporation, a person nominated by a shareholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1 or Section 2 of Article II of these By-Laws, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties as a Director, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, indemnification or other material financial agreement, arrangement or understanding in connection with service or action as a Director that has not been disclosed therein, (c) will comply with the Company’s stock ownership guidelines for directors, if any, and has disclosed therein whether all or any portion of securities of the Corporation owned by such person were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.  Notwithstanding anything in these By-Laws to the contrary, no nominations of Directors shall be made, and no other business shall be conducted, at the annual meeting except in accordance with the procedures set forth in this Section 1, and any such business must be a proper matter for shareholder action.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made or a proposal for business was not brought properly in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or business proposal shall be disregarded.

For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the provisions of these By-Laws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1 and Section 2 of Article II of these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1 and Section 2 of Article II of these By-Laws.  Nothing in these By-Laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.  Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.

SECTION 2                               SPECIAL MEETINGS.

Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, any President, the Board of Directors or by a shareholder (or shareholders) holding not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.

At any special meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been brought properly before the meeting.  For nominations to be made properly at a special meeting, and proposals of other business to be brought properly before the special meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the

Board of Directors, (b) otherwise brought properly before the special meeting by or at the direction of the Board of Directors, or (c) otherwise requested properly to be brought before the special meeting by a shareholder (or shareholders) of the Corporation holding sufficient shares to call a special meeting as provided in the first paragraph of this Section 2 and (i) being shareholder(s) of record on the record date for the determination of shareholders entitled to vote at such special meeting, on the date such shareholder(s) provide(s) timely notice to the Corporation as provided herein and on the date of the special meeting and (ii) complying with the notice requirements set forth in this Section 2 (including the provisions of Article II, Section 1 which are referenced in this Section 2).

In addition to any other applicable requirements, for business to be brought properly by a shareholder before a special meeting the shareholder must have given timely notice thereof in writing to the Secretary.  To be timely, a shareholder’s notice must be delivered to and received at the principal office of the Corporation, in the case of a special meeting of shareholders, not less than ninety days nor more than one hundred twenty days prior to the date of the special meeting or, if the first public announcement of the date of such special meeting is less than one hundred days prior to the date of such special meeting, the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the special meeting was made, whichever first occurs.  Neither any adjournment or postponement of a special meeting, nor the public announcement thereof, shall commence a new time period for the giving of a shareholder’s notice pursuant to the preceding sentence.  In addition to being timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not more than five business days after the record date for the special meeting, and not less than eight business days prior to the date for the special meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any shareholder or other person to change or add any proposed nominee for director or other proposed business or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect.

A shareholder’s notice to the Secretary shall include all of the information set forth in, and shall otherwise comply with the requirements of, paragraphs (1), (2), (3) and (4) of Article II, Section 1 of these By-Laws, as applicable, and, in the case of a nomination of a Director, a completed and signed questionnaire, representation and agreement as set forth in Article II, Section 1 of these By-Laws.

Notwithstanding anything in these By-Laws to the contrary, no nominations of Directors shall be made, and no other business shall be conducted, at the special meeting except in accordance with the procedures set forth in this Section 2.

The Chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that nominations were not made properly or business was not brought properly before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and such nominations or business not made or brought properly before the meeting shall be disregarded.

SECTION 3                               PLACE OF MEETING.  The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois.

SECTION 4                               NOTICE OF MEETINGS.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the cases of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, any President, or the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 5                               FIXING RECORD DATE.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty days, immediately preceding such meeting.

SECTION 6                               VOTING LISTS.  The Secretary shall make, or cause to have made, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder and to copying at the shareholder’s expense, at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 7                               QUORUM.  A majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act of 1983 or the Articles of Incorporation, as in effect on the date of such determination.  If a quorum is not present or represented at any meeting of shareholders, the Chairman of the meeting, or if so requested by the Chairman, the shareholders present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present or represented.  In addition, the Chairman of any meeting of shareholders shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable shareholders to fully consider information which the Board of Directors determines has not been made sufficiently or timely available to shareholders or is otherwise in the best interests of shareholders.

SECTION 8                               PROXIES.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder by delivering a valid appointment to the person so appointed or such person’s agent; provided, however, no shareholder may name more than two persons as proxies to attend and to vote the shareholder’s shares at any meeting of shareholders.  Without limiting the manner in which a shareholder may appoint such a proxy pursuant to these By-Laws, the following shall constitute valid means by which a shareholder may make such an appointment:

(a)                                 A shareholder may sign a proxy appointment form.  The shareholder’s signature may be affixed by any reasonable means, including, but not limited to, by facsimile signature.

(b)                                 A shareholder may transmit or authorize the transmission of a telegram, cablegram, or other means of electronic transmission; provided that any such transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder.  If it is determined that the telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Each proxy continues in full force and effect until revoked by the person appointing the proxy prior to the vote pursuant thereto, except as otherwise provided by law.  Such revocation may be effected by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent delivery of a valid proxy by, or by the attendance at the meeting and voting in person by the person appointing the proxy.  The dates of the proxy shall presumptively determine the order of appointment.

SECTION 9                               VOTING OF SHARES.  Each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to a vote at a meeting of shareholders and, in all elections for Directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of Directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates; provided that, vacancies on the Board of Directors may be filled as provided in Section 9, Article III of these By-Laws.  A shareholder may vote either in person or by proxy.

SECTION 10                        VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of this Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian.  Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 11                        VOTING BY BALLOT.  Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot.

SECTION 12                        INSPECTORS OF ELECTION.  The Board of Directors in advance of any meeting of shareholders may appoint inspectors to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, the officer or person acting as chairman at any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment.  In case any person appointed as inspector shall fail to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the officer or person acting as chairman.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13                        SHAREHOLDER ACTION BY WRITTEN CONSENT.  In the case of action to be taken by a shareholder or shareholders by written consent, the shareholder or shareholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to and received by the Secretary at the principal office of the Corporation, a reasonable period (but not less than thirty-five days) before the proposed effective date of such action.  To the extent relevant, such notice shall include the information referred to in paragraphs (1), (2), (3) and (4) of Article II, Section 1 of these By-Laws and, in the case of any nomination of a Director, a completed and signed questionnaire, representation and agreement in accordance with the requirements set forth in Article II, Section 1 of these By-Laws.

In the case of action to be taken by a shareholder or shareholders by written consent, no written consent shall be effective to take the action referred to therein unless written consents signed by a sufficient number of shareholders to take such action are delivered to and received by the Corporation in accordance with this Section within sixty days of the record date for taking such action by written consent, or if no such record date has been set, the date the earliest dated written consent was received by the Corporation in accordance with this Section.

Every written consent shall be signed by one or more persons who as of the record date are shareholders of record on such record date, shall bear the date of signature of each such shareholder, and shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such consent and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder and shall be delivered to and received by the Secretary of the Corporation at the Corporation’s principal office by hand or by certified or registered mail, return receipt requested.

SECTION 14                        RECORD DATE FOR SHAREHOLDER ACTION BY WRITTEN CONSENT.  In order that the Corporation may determine the shareholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days (or if such tenth day is a day on which the New York Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading), or in the case of any proposed action by written consent of a shareholder or shareholders with respect to a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not more than twenty days, after the date upon which the resolution fixing the record date is adopted by the Board of Directors (or such later date if the shareholder requests and the Board sets such later date as the record date).  Any shareholder of record seeking to have the shareholders authorize or take action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but no later than ten days

(or if such tenth day is a day on which the New York Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading) after the date on which such a request is received, adopt a resolution fixing the record date.  Delivery of such request shall be by hand or by certified or registered mail, return receipt requested to the Secretary at the Corporation’s principal office.  If no record date has been fixed by the Board of Directors within ten days (or if such tenth day is a day on which the New York Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading) after the date on which such request is received, the record date for determining shareholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to and received by the Secretary at the principal office of the Corporation.  Delivery shall be by hand or by certified or registered mail, return receipt requested to the Secretary at the Corporation’s principal office.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 15   INCLUSION OF SHAREHOLDER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS.  Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information, of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by one shareholder or group of shareholders that satisfy the requirements of this Section 15, including qualifying as an Eligible Shareholder, and that expressly elects at the time of providing the written notice required by this Section 15 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 15.  For the purposes of this Section 15:

(1)                                 “Voting Shares” shall mean outstanding shares of capital share of the Corporation entitled to vote generally for the election of Directors;

(2)                                 “Constituent Holder” shall mean any shareholder, collective investment fund included within a Qualifying Fund (as defined below) or beneficial holder whose share ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Shareholder (as defined below);

(3)                                 “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4)                                 a shareholder (including any Constituent Holder) shall be deemed to “own” only those outstanding Voting Shares as to which the shareholder itself (or any such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.  The number of shares calculated in accordance with the foregoing clauses (a) and (b)

shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Shares, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Share represents at the time of entry into such arrangement less than 10 percent of the proportionate value of such index.  A shareholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares.  A shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the shareholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

For purposes of this Section 15, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareholder so elects, a Statement.  The Corporation shall also include the name of the Shareholder Nominee in its proxy card.  For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.

To be timely, a shareholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation within the time periods applicable to shareholder notices of nominations pursuant to Article II, Section 1 of these By-Laws.  In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (x) one and (y) the largest whole number that does not exceed 20 percent of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 15 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced  by:

(1)                                 the number of such director candidates for which the Corporation shall have received one or more valid shareholder notices nominating director candidates pursuant to Article II, Section 1 of these By-Laws;

(2)                                 the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Shares, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one; and

(3)                                 the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 15, other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 15 exceeds the Permitted Number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of Voting Shares each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to the Corporation.  If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 15, and as of the record date for determining shareholders eligible to vote at the annual meeting, at least 3 percent of the aggregate voting power of the Voting Share (the “Proxy Access Request

Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose share ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty.  Two or more collective investment funds that are part of the same family of funds or sponsored by the same employer (a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this paragraph, provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 15.  No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 15 (it being understood that no shareholder may be a member of more than one group constituting an Eligible Shareholder).  A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph, for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings.   Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

No later than the final date when a nomination pursuant to this Section 15 may be delivered to the Corporation, an Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation: (1) all information that would be required to be included in a shareholder notice nominating director candidates pursuant to Article II, Section 1 of these By-Laws if the Eligible Shareholder (including each Constituent Holder) were a “Proposing Party” that had nominated the Eligible Shareholder’s Shareholder Nominee pursuant to such Section;  (2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide, within ten days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares, and to provide immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders; (3) a representation that such person: (a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 15, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation”

within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (d) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (e) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 15; (4) in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (5) an undertaking that such person agrees to assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and advisors individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder (including such person) provided to the Corporation, and that such person will file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 15, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund are either part of the same family of funds or sponsored by the same employer.  In order to be considered timely, any information required by this Section 15 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten days prior to such annual meeting.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect.

The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 15 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

No later than the final date when a nomination pursuant to this Section 15 may be delivered to the Corporation, each Shareholder Nominee must:  (1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee (a) consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected, (b) agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other publicly available Corporation policies and guidelines applicable to directors and (c) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation; (2) complete, sign and submit all questionnaires, representations and agreements required by these By-Laws or of the Corporation’s directors generally; and (3) provide such additional information as necessary to permit the Board of Directors to determine if such Shareholder Nominee (a) is independent under the listing standards of each principal U.S. exchange upon which the common shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (b) has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, (c) would not, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common share of the Corporation is listed or any applicable law, rule or regulation and (d) is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.

Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Shareholder

Nominee’s disability or other health reason), or (2) does not receive votes cast in favor of the Shareholder Nominee’s election of at least 25 percent of the shares entitled to vote on the matter, represented in person or by proxy at the annual meeting, will be ineligible to be a Shareholder Nominee pursuant to this Section 15 for the next two annual meetings, and in the case of clause (2), the Eligible Shareholder (including each Constituent Holder) that nominated such Shareholder Nominee will not be eligible to nominate or participate in the nomination of any Shareholder Nominee pursuant to this Section 15 for the following annual meeting of shareholders.  Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 15 or any other provision of these By-Laws, the Corporation’s Articles of Incorporation or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.  Any Eligible Shareholder (including each Constituent Holder) whose Shareholder Nominee is elected as a Director at the annual meeting of shareholders will not be eligible to nominate or participate in the nomination of a Shareholder Nominee pursuant to this Section 15 for the following two annual meetings of shareholders, other than the nomination of such previously elected Shareholder Nominee.

The Corporation shall not be required to include, pursuant to this Section 15, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:  (1) who is not independent under the listing standards of the principal U.S. exchange upon which the common shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (2) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common share of the Corporation is traded, or any applicable law, rule or regulation; (3) if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 15 or any agreement, representation or undertaking required by this Section; (4) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (5) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (6) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or (7) if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

For the purposes of the preceding paragraph, clauses (1) and (2) and, to the extent related to a breach or failure by the Shareholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 15 of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Shareholder (or any Constituent Holder), clause (3) will result in the Voting Share owned by such Eligible Shareholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Shareholder, the exclusion from the proxy materials pursuant to this Section 15 of all of the applicable shareholder’s Shareholder Nominees from the applicable annual meeting of shareholders or, if the proxy statement has already been filed, the ineligibility of all of such shareholder’s Shareholder Nominees to be nominated).

ARTICLE III

DIRECTORS

SECTION 1                               GENERAL POWERS.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

SECTION 2                               NUMBER, TENURE AND QUALIFICATIONS.  The number of Directors of the Corporation shall be twelve.  The terms of all Directors shall expire at the next annual meeting of shareholders following their election.  Despite the expiration of a Director’s term, he or she shall continue to serve until the next meeting of shareholders at which Directors are elected.  Directors need not be residents of Illinois or shareholders of the Corporation.

SECTION 3                               REGULAR MEETINGS.  A regular annual meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders.  Other regular meetings of the Board of Directors shall be held at the principal office of the Corporation on the second Friday of every month at 9:00 a.m. without other notice than this By-Law.  The Board of Directors may provide, by resolution, for the holding of the regular monthly meetings at a different time and place, either within or without the State of Illinois, or for the omission of the regular monthly meeting altogether.  Where the Board of Directors has, by resolution, changed or omitted regular meetings, no other notice than such resolution shall be given.

SECTION 4                               SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, any President, or of any four Directors.  The persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors.

SECTION 5                               NOTICE.  Notice of any special meeting shall be given:  (i) at least one day prior thereto if the notice is given personally or by an electronic transmission, (ii) at least two business days prior thereto if the notice is given by having it delivered by a third party entity that provides delivery services in the ordinary course of business and guarantees delivery of the notice to the Director no later than the following business day, and (iii) at least seven days prior thereto if the notice is given by mail.  For this purpose, the term “electronic transmission” may include, but shall not be limited to, a telex, facsimile, or other electronic means.  Notice shall be delivered to the Director’s business address and/or telephone number and shall be deemed given upon electronic transmission, upon delivery to the third party delivery service, or upon being deposited in the United States mail with postage thereon prepaid.  Any Director may waive notice of any meeting by signing a written waiver of notice either before or after the meeting.  Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

SECTION 6                               QUORUM.  A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7                               MANNER OF VOTING.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8                               INFORMAL ACTION BY DIRECTORS.  Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more Directors.  All the approvals evidencing the consent shall be delivered to the Secretary of the Corporation to be filed in the corporate records.  The action taken shall be effective when all the Directors have approved the consent unless the consent specifies a different effective date.

Any such consent signed by all the Directors or all the members of a committee shall have the same effect as a unanimous vote.

SECTION 9                               VACANCIES.  Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.  A Director elected to fill a vacancy shall serve until the next annual meeting of shareholders.  A majority of Directors then in office may also fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of Directors or otherwise, and any Director so selected shall serve until the next annual meeting of shareholders, provided that at no time may the number of Directors selected to fill vacancies in this manner during any interim period between meetings of shareholders exceed 33-1/3 percent of the total membership of the Board of Directors.

SECTION 10                        PRESUMPTION OF ASSENT.  A Director of the Corporation who is present at a meeting of the Board of Directors or any committee thereof at which action on any corporate matter is taken is conclusively presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 11                        APPOINTMENT OF AUDITORS.  The Audit Committee shall appoint annually a firm of independent public accountants as auditors of the Corporation.  Should the Audit Committee for any reason determine that such appointment be terminated, the Audit Committee shall appoint another firm of independent public accountants to act as auditors of the Corporation.

ARTICLE IV

COMMITTEES

SECTION 1                               APPOINTMENT.  A majority of the Board of Directors may create one or more committees and appoint members of the Board to serve on the committee or committees.  Each committee shall have one or more members, who serve at the pleasure of the Board.  The Board shall designate one member of each committee to be chairman of the committee.  The Board shall designate a secretary of each committee who may be, but need not be, a member of the committee or the Board.

SECTION 2                               COMMITTEE MEETINGS.  A majority of any committee shall constitute a quorum and the act of the majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.  A committee may act by unanimous consent in writing without a meeting.  Committee meetings may be called by the Chairman of the Board, the chairman of the committee, or any two of the committee’s members.  The time and place of committee meetings shall be designated in the notice of such meeting.  Notice of each committee meeting shall be given to each committee member.  Each Committee shall keep minutes of its proceedings.

SECTION 3                               EXECUTIVE COMMITTEE.  The Board shall appoint an Executive Committee.  A majority of the members of the Committee shall be selected from those Directors who satisfy the independence requirements of the Corporation’s Corporate Governance Guidelines.  The Executive Committee may, when the Board of Directors is not in session, exercise the authority of the Board in the management of the business and affairs of the Corporation; provided, however, the Committee may not:

(1)                                 authorize distributions;

(2)                                 approve or recommend to shareholders any act the Business Corporation Act of 1983 requires to be approved by shareholders;

(3)                                 fill vacancies on the Board or on any of its committees;

(4)                                 elect or remove Officers or fix the compensation of any member of the Committee;

(5)                                 adopt, amend or repeal the By-Laws;

(6)                                 approve a plan of merger not requiring shareholder approval;

(7)                                 authorize or approve reacquisition of shares, except according to a general  formula or method prescribed by the Board;

(8)                                 authorize or approve the issuance or sale, or contract for sale, of shares, except that the Board may direct the Committee (i) to fix the specific terms of the issuance or sale or contract for sale, including without limitation the pricing terms or the designation and relative rights, preferences, and limitations of a series of shares if the Board has approved the maximum number of shares to be issued pursuant to such delegated authority, or (ii) to fix the price and the number of shares to be allocated to particular employees under an employee benefit plan; or

(9)                                 amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of the Committee.

SECTION 4                               AUDIT COMMITTEE.  The Board of Directors shall appoint an Audit Committee.  The composition of the members and the duties of such committee shall be as set forth in the Audit Committee Charter.

SECTION 5                               COMPENSATION COMMITTEE.  The Board of Directors shall appoint a Compensation Committee.  The composition of the members and the duties of such committee shall be as set forth in the Compensation Committee Charter.

SECTION 6                               NOMINATIONS AND GOVERNANCE COMMITTEE.  The Board of Directors shall appoint a Nominations and Governance Committee.  The composition of the members and the duties of such committee shall be as set forth in the Nominations and Governance Committee Charter.

SECTION 7                               PUBLIC POLICY COMMITTEE.  The Board of Directors shall appoint a Public Policy Committee.  The composition of the members and the duties of such committee shall be as set forth in the Public Policy Committee Charter.

ARTICLE V

OFFICERS

SECTION 1                               NUMBER.  The Officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, one or more Presidents, one or more Executive, Group or Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, a General Counsel and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may elect or the Chairman of the Board may appoint.  Any two offices may be held by the same person.

SECTION 2                               ELECTION AND TERM OF OFFICE.  The Board of Directors may elect any Officer.  The Chairman of the Board may appoint any Vice President, a Controller, a Treasurer, a Secretary and any Assistant Treasurers and Assistant Secretaries.

The Officers of the Corporation shall be elected or appointed annually.  Each year, the Board of Directors shall elect Officers at the first meeting of the Board of Directors held after the annual meeting of shareholders.  If the Board of Directors does not elect Officers at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each year, immediately following the election of Officers by the Board of Directors or as soon thereafter as conveniently may be, the Chairman of the Board shall appoint such additional Officers within the scope of the Chairman’s authority as the Chairman deems necessary or appropriate.

Vacancies or new offices may be filled at any time as set forth in Section 4 of this Article V.

Each Officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3                               REMOVAL OF OFFICERS.  Any Officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.  Any Officer appointed by the Chairman of the Board may be removed by the Chairman whenever, in the Chairman’s judgment, the best interests of the Corporation will be served thereby.

SECTION 4                               VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.  A vacancy in any office appointed by the Chairman of the Board may be filled by the Chairman of the Board for the unexpired portion of the term.

SECTION 5                               CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER.  The Chairman shall preside at all meetings of the Board of Directors and the shareholders.  The Chief Executive Officer shall be responsible for the overall management of the Corporation subject to the direction of the Board of Directors.

SECTION 6                               PRESIDENT.  Each President shall be the Chief Operating Officer of a major area of the Corporation’s activities and shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

SECTION 7                               EXECUTIVE, GROUP AND SENIOR VICE PRESIDENTS.  Each Executive, Group, or Senior Vice President shall be responsible for supervising and coordinating a major area of the Corporation’s activities subject to the direction of the Chief Executive Officer or a President.

SECTION 8                               VICE PRESIDENTS.  Each of the Vice Presidents shall be responsible for those activities designated by an Executive, Group, or Senior Vice President, a President, the Chief Executive Officer, or the Board of Directors.

SECTION 9                               TREASURER.  The Treasurer shall administer the investment, financing, insurance and credit activities of the Corporation.

SECTION 10                        SECRETARY.  The Secretary will be the custodian of the corporate records and of the seal of the Corporation, will countersign certificates for shares of the Corporation, and in general will perform all duties incident to the office of the Secretary.  The Secretary shall have the authority to certify the By-Laws, resolutions of the shareholders and the Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies hereof.

SECTION 11                        CONTROLLER.  The Controller will conduct the accounting activities of the Corporation, including the maintenance of the Corporation’s general and supporting ledgers and books of account, operating budgets, and the preparation and consolidation of financial statements.

SECTION 12                        GENERAL COUNSEL.  The General Counsel will be the chief consultant of the Corporation on legal matters.  He or she will supervise all matters of legal import concerning the interests of the Corporation.

SECTION 13                        ASSISTANT TREASURER.  The Assistant Treasurer shall, in the absence or incapacity of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as shall from time to time be given to him or her by the Treasurer.

SECTION 14                        ASSISTANT SECRETARY.  The Assistant Secretary shall, in the absence or incapacity of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as shall from time to time be given to him or her by the Secretary.  The Assistant Secretary shall be, with the Secretary, keeper of the books, records, and the seal of the Corporation, and shall have the authority to certify the By-Laws, resolutions and other documents of the Corporation.

SECTION 15                        GENERAL POWERS OF OFFICERS.  The Chairman of the Board, the Chief Executive Officer, any President, and any Executive, Group or Senior Vice President, may

sign without countersignature any deeds, mortgages, bonds, contracts, reports to public agencies, or other instruments whether or not the Board of Directors has expressly authorized execution of such instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws solely to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.  Any other Officer of this Corporation may sign contracts, reports to public agencies, or other instruments which are in the regular course of business and within the scope of his or her authority, except where signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

ARTICLE VI

CERTIFICATES FOR SHARES, UNCERTIFICATED SHARES AND THEIR TRANSFER

SECTION 1                               CERTIFICATES FOR SHARES AND UNCERTIFICATED SHARES.  The issued shares of the Corporation shall be represented by certificates or shall be uncertificated shares.  Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors.  Such certificates shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, a President or an Executive Vice President, and shall be countersigned by the Secretary or an Assistant Secretary and shall be sealed with the seal, or a facsimile of the seal, of the Corporation.  If a certificate is countersigned by a Transfer Agent or Registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.  In case any Officer of the Corporation, or any officer or employee of the Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an Officer of the Corporation, or an officer or employee of the Transfer Agent or Registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the Officer of the Corporation, or the officer or employee of the Transfer Agent or Registrar had not ceased to be such at the date of its issue.  Each certificate representing shares shall state:  that the Corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents.  Each certificate shall be consecutively numbered or otherwise identified.  The Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.  The name of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate or uncertificated shares shall be issued in replacement therefor until the former certificate for a like number of shares shall have been surrendered and canceled, except in the case of lost, destroyed or mutilated certificates.

SECTION 2                               TRANSFER AGENT AND REGISTRAR.  The Board of Directors may from time to time appoint such Transfer Agents and Registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both Transfer Agent and Registrar in any one location.

SECTION 3                               TRANSFER OF SHARES.  Transfers of shares of the Corporation shall be made only on the books of the Corporation at the request of the holder of record thereof or of his attorney, lawfully constituted in writing, and on surrender for cancellation of the certificate for such shares, unless such shares are uncertificated.  The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 4                               LOST, DESTROYED OR MUTILATED CERTIFICATES.  In case of lost, destroyed or mutilated certificates, duplicate certificates shall be issued to the person claiming the loss, destruction or mutilation, provided:

(a)                                 that the claimant furnishes an affidavit stating the facts of such loss, destruction or mutilation so far as known to him or her and further stating that the affidavit is made to induce the Corporation to issue a duplicate certificate or certificates; and that issuance of the duplicate certificate or certificates is approved:

(i)                                     in a case involving a certificate or certificates for more than 1,000 shares, by the Chairman of the Board, the Chief Executive Officer, a President, an Executive Vice President, or the Secretary; or

(ii)                                  in a case involving a certificate or certificates for 1,000 shares or less, by the Transfer Agent appointed by the Board of Directors for the transfer of the shares represented by such certificate or certificates;

in each case upon receipt of a bond, with one or more sureties, in the amount to be determined by the party giving such approval; or

(b)                                 that issuance of the said duplicate certificate or certificates is approved by the Board of Directors upon such terms and conditions as it shall determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII

VOTING SHARES OR INTERESTS IN OTHER CORPORATIONS

The Chairman of the Board, the Chief Executive Officer, a President, an Executive, Group, or Senior Vice President and each of them, shall have the authority to act for the Corporation by voting any shares or exercising any other interest owned by the Corporation in any other corporation or other business association, including wholly or partially owned subsidiaries of the Corporation, such authority to include, but not be limited to, power to attend any meeting of any such corporation or other business association, to vote shares in the election of directors and upon any other matter coming before any such meeting, to waive notice of any such meeting and to consent to the holding thereof without notice, and to appoint a proxy or proxies to represent the Corporation at any such meeting with all the powers that the said Officer would have under this section if personally present.

ARTICLE IX

DISTRIBUTIONS TO SHAREHOLDERS

The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders, subject to any restriction in the Articles of Incorporation and subject also to the limitations prescribed by law.

ARTICLE X

SEAL

The Corporate Seal of the Corporation shall be in the form of a circle in the center of which is the insignia “” and shall have inscribed thereon the name of the Corporation and the words “an Illinois Corporation.”

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of The Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XII

AMENDMENTS

These By-Laws may be made, altered, amended or repealed by the shareholders or the Board of Directors.

ARTICLE XIII

INDEMNIFICATION

This Article XIII shall be deemed to grant to each person who, at any time that Article VI of the Articles of Incorporation is in effect, serves or agrees to serve in any capacity which entitles such person to indemnification under Article VI of the Articles of Incorporation, rights against the Corporation to enforce the provisions of Article VI of the Articles of Incorporation.  Such rights are contract rights between the Corporation and each such person to whom they are extended that vest at the commencement of such person’s service to or at the request of the Corporation.  Any repeal, amendment or modification of Article VI of the Articles of Incorporation, or any repeal or modification of the Illinois Business Corporation Act or any other applicable law, that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and all of such rights shall continue as to any such person who has ceased to be a director, officer, employee or agent of the Corporation or ceased to serve at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such person’s heirs, executors and administrators.